Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-234447 and 333-235359), Form S-3 (File No. 333-217390, 333-238631, 333-248095 and 333-254698) and Form S-8 (File No. 333-266019) of TNF Pharmaceuticals, Inc. (formerly, MyMD Pharmaceuticals, Inc.) and Subsidiaries of our report dated April 1, 2024 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania
April 11, 2025